Exhibit 99.1

News Release

Green Stream Holdings Inc (GSFI) Announces That It Is Cancelling The VGTL Merger

Company Decided To Keep Chuck’s Vintage As A Wholly Owned Subsidiary; Plans To Roll It Out So That Shareholders Can Get Shares In Chuck’s Vintage

Company Also Announced It Is Moving Chuck’s Vintage Offices/Store To Las Vegas

NEW YORK, NY / ACCESSWIRE / March 28, 2022 / Green Stream Holdings Inc. (OTC PINK:GSFI) ("the Company") (https://greensolarutility.com), an emerging leader in the solar utility and finance space, announced that it is cancelling the VGTL merger.

The Company decided to keep Chuck’s Vintage as a wholly owned subsidiary and plans to roll it out so that GSFI shareholders can get shares in Chuck’s Vintage. The company also announced it is moving Chuck’s Vintage retail offices/store to Las Vegas. It now also has an e-commerce site for Chuck’s Vintage up and running. For more information go to: https://chucksvintage.com

The Company is also announced that James DiPrima has also resigned from the board of VGTL

About Chuck's Vintage:

Chuck's Vintage provides its clients an all access pass to historical fashion. Accessories, garments and complete ensembles from a bygone era, lest we forget its beauty.

Established in 2006, Chuck's Vintage is a store unlike any other; a true American original. The blue jeans in her store range from Strongholds found in the California Gold Rush mines to World War II-Era Levi's, Lees, and Wranglers, as well as 1960's ladies high-waisted and groovy deadstock Levi's bells. Come to Chuck's for the denim, but stick around and complete your look with the founder's sampling of vintage American workwear: rugged military and work boots, buttery leather bomber jackets, and soft, perfectly worn-in vintage 70's rock tees. Classic American Cool.

Chuck's Vintage was founded by GSFI former CEO Madeline Cammarata (fka Madeline Harmon), who hailed from an illustrious background in fashion. Her career began as a fashion model, where she was soon discovered by the iconic and provocative fashion photographer Helmet Newton, launching Cammarata to the runways of Europe. Returning to the US, Madeline found a powerful niche in the high fashion world of denim, where she was instrumental in providing fabric development for powerful brands like 7 For All Mankind and provided thousands of pieces to celebrity and business elites from Steve Jobs to Morrisey and everywhere in between.

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About Green Stream Finance, Inc.

Green Stream Finance, Inc., a solar utility and finance company with satellite offices in Malibu, CA and New York, NY, is focused on exploiting currently unmet markets in the solar energy space, and is currently licensed in California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. The Company's next-generation solar greenhouses constructed and managed by Green Rain Solar, LLC, a Nevada-based division, utilize proprietary greenhouse technology and trademarked design developed by world-renowned architect Mr. Antony Morali. The Company is currently targeting high-growth solar market segments for its advanced solar greenhouse and advanced solar battery products. The Company has a growing footprint in the significantly underserved solar market in New York City where it is targeting 50,000 to 100,000 square feet of rooftop space for the installation of its solar panels. Green Stream is looking to forge key partnership with major investment groups, brokers, and private investors in order to capitalize on a variety of unique investment opportunities in the commercial solar energy markets. The Company is dedicated to becoming a major player in this critical space. Through its innovative solar product offerings and industry partnerships, the Company is well-positioned to become a significant player in the solar space.

Forward-Looking Statements:

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. That includes the possibility that the business outlined in this press release cannot be concluded for some reason. That could be as a result of technical, installation, permitting or other problems that were not anticipated. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Green Stream Finance, Inc. to be materially different from the statements made herein. Except for any obligation under the U.S. federal securities laws, Green Stream Finance, Inc. undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

For All Inquiries Contact:

+1 (424) 280-4096
president@greenstreamfinance.com

SOURCE: Green Stream Holdings Inc.

Website: greensolarutility.com

Phone number: (646) 669-7007

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